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                                                                    EXHIBIT 22.1

                 WORLDCORP, INC. AND CONSOLIDATED SUBSIDIARIES

                         SUBSIDIARIES OF THE REGISTRANT



               Name                           Jurisdiction
               ----                           ------------

            World Airways, Inc.                Delaware

            World Airways Cargo, Inc.          Delaware

            WorldCorp Investments, Inc.        Delaware

            World Flight Crew Services, Inc.   Delaware

            WorldGames, Inc.                   Delaware

            US Order, Inc.                     Delaware